Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in the Philip Morris International Inc. Annual Report to Shareholders on Form 10-K for the year ended December 31, 2016.

PricewaterhouseCoopers SA

/s/ BARRY J. MISTHAL	/s/ DR. MICHAEL ABRESCH
Barry J. Misthal	Dr. Michael Abresch
Lausanne, Switzerland
May 4, 2017